EXHIBIT 24.1
POWER-OF-ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William P. Lauder, Fabrizio Freda and Tracey T. Travis, and each of them, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for such person and in such person’s name, place and stead, in any and all capacities to sign the Annual Report on Form 10-K for the fiscal year ended June 30, 2022 of The Estée Lauder Companies Inc. and any and all amendments thereto, and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This power of attorney may only be revoked by a written document executed by the undersigned that expressly revokes this power by referring to the date and subject hereof.

Signature	Title (s)	Date

/s/ FABRIZIO FREDA	President, Chief Executive Officer	August 24, 2022
Fabrizio Freda	and a Director (Principal Executive Officer)

/s/ WILLIAM P. LAUDER	Executive Chairman	August 24, 2022
William P. Lauder	and a Director

/s/ LEONARD A. LAUDER	Director	August 24, 2022
Leonard A. Lauder

/s/ CHARLENE BARSHEFSKY	Director	August 24, 2022
Charlene Barshefsky

/s/ ROSE MARIE BRAVO	Director	August 24, 2022
Rose Marie Bravo

/s/ WEI SUN CHRISTIANSON	Director	August 24, 2022
Wei Sun Christianson

/s/ ANGELA WEI DONG	Director	August 24, 2022
Angela Wei Dong

/s/ PAUL J. FRIBOURG	Director	August 24, 2022
Paul J. Fribourg

/s/ JENNIFER HYMAN	Director	August 24, 2022
Jennifer Hyman

/s/ JANE LAUDER	Director	August 24, 2022
Jane Lauder

/s/ RONALD S. LAUDER	Director	August 24, 2022
Ronald S. Lauder

/s/ ARTURO NUÑEZ	Director	August 24, 2022
Arturo Nuñez

/s/ RICHARD D. PARSONS	Director	August 24, 2022
Richard D. Parsons

/s/ LYNN FORESTER DE ROTHSCHILD	Director	August 24, 2022
Lynn Forester de Rothschild

/s/ BARRY S. STERNLICHT	Director	August 24, 2022
Barry S. Sternlicht

/s/ JENNIFER TEJADA	Director	August 24, 2022
Jennifer Tejada

/s/ RICHARD F. ZANNINO	Director	August 24, 2022
Richard F. Zannino

/s/ TRACEY T. TRAVIS	Executive Vice President and	August 24, 2022
Tracey T. Travis	Chief Financial Officer (Principal Financial and Accounting Officer)